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PART IV

Item 14 -- Exhibit 11 -- Computation of Per Share Earnings

                                                             1997          1996          1995
                                                          -----------   -----------   -----------
BASIC:
  Net income............................................  $65,503,469   $64,006,073   $53,537,199
  Preferred dividend requirement........................   23,257,662    19,842,834    18,129,144
                                                          -----------   -----------   -----------
  Net income available for common.......................  $42,245,807   $44,163,239   $35,408,055
                                                          ===========   ===========   ===========
  Average common shares outstanding.....................   38,460,687    35,918,565    33,367,527
  Basic earnings per share..............................  $      1.10   $      1.23   $      1.06
                                                          ===========   ===========   ===========
DILUTED:
  Net income............................................  $65,503,469   $64,006,073   $53,537,199
  Preferred dividend requirement........................   22,779,499    18,944,799    18,129,144
                                                          -----------   -----------   -----------
  Net income available for common.......................  $42,723,970   $45,061,274   $35,408,055
                                                          ===========   ===========   ===========
  Dilutive convertible preferred shares.................      366,136       687,638             0
  Dilutive stock options................................      101,300        70,100        50,200
  Average common shares outstanding.....................   38,460,687    35,918,565    33,367,527
                                                          -----------   -----------   -----------
  Average diluted common shares outstanding.............   38,928,123    36,676,303    33,417,727
                                                          ===========   ===========   ===========
  Diluted earnings per share............................  $      1.10   $      1.23   $      1.06
                                                          ===========   ===========   ===========